                                                                  EXHIBIT 23

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Registration Statement Nos. 33-39781, 33-39725, 33-40400, 33-40395, 33-40396, 33-66084, 33-54397, 33-54399,
33-54393 and 33-40702 of RJR Nabisco Holdings Corp. on Form S-8 and Registration Statement Nos. 33-60803 and 333-39995 of RJR Nabisco, Inc. on Form S-3 of our report dated January 27, 1999 (March 25, 1999 as to notes 10 and 18) appearing in this Annual Report on Form 10-K of RJR Nabisco Holdings Corp. and RJR Nabisco, Inc. for the year ended December 31, 1998.

/s/ DELOITTE & TOUCHE LLP
New York, New York
March 25, 1999